Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2022 Third Quarter Results

Revenue Up 45%, Net Income Up 30%, Adjusted EBITDA Up 30%, Compared to FYQ3 Last Year

Company Reports Record Backlog of $1.33 Billion
DOTHAN, AL, August 5, 2022 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the fiscal quarter ended June 30, 2022.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased with our 3rd quarter results, achieving record revenue and Adjusted EBITDA driven by the continued strong demand for infrastructure services throughout our end markets in both the private and public sectors. Our mix of growth for the quarter consisted of approximately 25 percent organic revenue and approximately 20 percent from recent acquisitions. Revenue was driven by a high volume of project work coupled with favorable weather across our region, as well as our bids reflecting higher project prices due to inflation. We continue to win new project work across our five-state footprint in the southeastern U.S., and we ended the quarter with a new record for project backlog of $1.33 billion. In addition, similar to last quarter, our backlog margins continue to grow, and we anticipate that this healthy backlog margin growth will mean higher future profit margins as backlog is converted. Based on the strong revenue performance in the third quarter and record high backlog, we are raising our FY2022 outlook for revenue.”
Revenues for the third fiscal quarter of 2022 were $380.3 million, an increase of 45% compared to the third fiscal quarter of last year. Gross profit was $44.3 million in the third fiscal quarter of 2022, compared to $36.6 million in the third fiscal quarter of last year.
General and administrative expenses were $26.6 million for the third fiscal quarter of 2022, compared to $23.2 million in the third fiscal quarter of last year. General and administrative expenses as a percentage of total revenue in the third quarter of 2022 were 7.0%, compared to 8.9% in the third quarter of last year.
Net income was $12.2 million for the third fiscal quarter of 2022, an increase of 30% compared to net income of $9.3 million in the third fiscal quarter of last year.
Adjusted EBITDA(1) for the third fiscal quarter of 2022 was $37.6 million, an increase of 30% compared to $29.0 million for the third fiscal quarter of last year.
Project backlog was $1.33 billion at June 30, 2022, compared to $822.9 million at June 30, 2021 and $1.28 billion at March 31, 2022.
Smith continued, “I am proud of our team’s continued commitment and hard work to push through today’s challenging environment, particularly as we have implemented new actions over the past several months in response to the rapid rise of inflation, supply chain constraints and tight labor market dynamics. While these conditions persist, the resilience of our employees and our strategic business model, with shorter duration projects generating higher turnover in backlog as we work to pass through increasing costs on new project work, is gaining momentum and increasing our profitability and margins in the second half of FY2022.
“It is also important to recognize the more than 3,800 CPI employees, which includes 200 new employees that we welcomed to the company earlier this week through our acquisition of Southern Asphalt, Inc., in South Carolina. We are thankful for our employees’ continued commitment to safety at the jobsite and operational excellence in pursuit of our strategic goals, despite the ongoing supply and labor challenges of the U.S. economy,” added Smith.
(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2022 Outlook
The Company has updated its full-year 2022 guidance to reflect the strong project demand environment and the continued inflation and elevated energy costs that it believes will persist during the fiscal year. The Company’s outlook for fiscal year 2022 with regard to revenue, net income and Adjusted EBITDA is as follows:
• Revenue in the range of $1.25 billion to $1.28 billion
• Net income in the range of $17.5 million to $23.2 million
• Adjusted EBITDA(1) in the range of $108 million to $117 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “The CPI business model is extremely resilient, and has been since the Company’s inception. The focus of our strategy for more than 20 years has been to pursue recurring infrastructure repair and maintenance projects, generating sustainable and profitable growth. The model is proving out this dynamic in today’s challenging economic environment. Even with the rapid and steep rise in costs and continuing supply chain disruptions, we are working to pass on costs judiciously and are now converting higher-margin backlog. Moving forward, we intend to expand margins due to the strong demand for projects, a growing project backlog, and the continuing benefit of being a consolidator in a highly fragmented industry.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended June 30, 2022. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 12, 2022 by calling (201) 612-7415 and using passcode 13730485#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 59 hot-mix asphalt plants, 14 aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues	$380,272	$261,656	$908,621	$631,697
Cost of revenues	336,022	225,039	818,910	546,414
Gross profit	44,250	36,617	89,711	85,283
General and administrative expenses	(26,584)	(23,195)	(76,530)	(67,754)
Gain on sale of equipment, net	333	835	1,788	1,177
Operating income	17,999	14,257	14,969	18,706
Interest expense, net	(2,054)	(568)	(4,177)	(1,334)
Other income	178	252	337	661
Income before provision for income taxes and earnings from investment in joint venture	16,123	13,941	11,129	18,033
Provision for income taxes	3,955	4,600	2,868	5,767
Earnings from investment in joint venture	—	(1)	—	10
Net income	12,168	9,340	8,261	12,276
Other comprehensive income, net of tax
Unrealized gain on interest rate swap contract, net	1,729	—	8,754	—
Unrealized loss on restricted investments, net	(154)	—	(276)	—
Other comprehensive income	1,575	—	8,478	—
Comprehensive income	$13,743	$9,340	$16,739	$12,276

Net income per share attributable to common stockholders:
Basic	$0.23	$0.18	$0.16	$0.24
Diluted	$0.23	$0.18	$0.16	$0.24

Weighted average number of common shares outstanding:
Basic	51,793,245	51,686,735	51,760,384	51,620,143
Diluted	51,888,511	51,864,403	51,928,427	51,726,994

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,079	$57,251
Restricted cash	105	—
Contracts receivable including retainage, net	239,990	158,170
Costs and estimated earnings in excess of billings on uncompleted contracts	32,635	23,023
Inventories	77,383	53,792
Prepaid expenses and other current assets	12,948	7,790
Total current assets	389,140	300,026
Property, plant and equipment, net	453,973	404,832
Operating lease right-of-use assets	11,165	6,535
Goodwill	124,987	85,422
Intangible assets, net	12,613	4,163
Investment in joint venture	108	108
Restricted investments	7,312	—
Other assets	21,041	5,534
Total assets	$1,020,339	$806,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,774	$86,390
Billings in excess of costs and estimated earnings on uncompleted contracts	47,516	33,719
Current portion of operating lease liabilities	2,087	1,395
Current maturities of long-term debt	12,500	10,000
Accrued expenses and other current liabilities	22,256	26,459
Total current liabilities	204,133	157,963
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	341,173	206,175
Operating lease liabilities, net of current portion	9,337	5,302
Deferred income taxes, net	20,140	17,362
Other long-term liabilities	14,863	10,919
Total long-term liabilities	385,513	239,758
Total liabilities	589,646	397,721
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2022 and September 30, 2021	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 41,195,730 issued and 41,193,887 outstanding at June 30, 2022, and 36,600,639 issued and outstanding at September 30, 2021	41	37
Class B common stock, par value $0.001; 100,000,000 shares authorized, 14,275,867 issued and 11,352,915 outstanding at June 30, 2022 and 18,614,791 issued and 15,691,839 outstanding at September 30, 2021	15	19
Additional paid-in capital	253,665	248,571
Treasury stock, at cost, 1,183 shares of Class A common stock, par value $0.001	(39)	—
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income (loss), net	8,455	(23)
Retained earnings	184,159	175,898
Total stockholders’ equity	430,693	408,899
Total liabilities and stockholders’ equity	$1,020,339	$806,620

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$8,261	$12,276
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash (used by) provided by operating activities:
Depreciation, depletion, accretion and amortization of long-lived assets	50,291	36,011
Amortization of deferred debt issuance costs and debt discount	198	190
Unrealized gain on derivative instruments	(2,589)	(3,141)
Provision for bad debt	(1,077)	440
Gain on sale of equipment, net	(1,788)	(1,177)
Equity-based compensation expense	5,094	2,202
Earnings from investment in joint venture	—	(10)
Distribution of earnings from investment in joint venture	—	100
Deferred income tax benefit	(193)	—
Other non-cash adjustments	97	(57)
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage, net	(71,865)	(32,975)
Costs and estimated earnings in excess of billings on uncompleted contracts	(9,487)	(7,897)
Inventories	(21,726)	(8,061)
Prepaid expenses and other current assets	(2,327)	(1,723)
Other assets	(2,893)	(4,123)
Accounts payable	30,025	16,789
Billings in excess of costs and estimated earnings on uncompleted contracts	13,379	(2,149)
Accrued expenses and other current liabilities	(6,946)	2,970
Other long-term liabilities	3,825	(331)
Net cash (used by) provided by operating activities, net of acquisitions	(9,721)	9,334
Cash flows from investing activities:
Purchases of property, plant and equipment	(52,236)	(39,588)
Proceeds from sale of equipment	4,184	2,361
Business acquisitions, net of cash acquired	(102,893)	(92,303)
Purchase of restricted investments	(7,662)	—
Net cash used in investing activities	(158,607)	(129,530)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	142,300	199,198
Principal payments on long-term debt	(5,000)	(92,850)
Purchase of treasury stock	(39)	—
Net cash provided by financing activities	137,261	106,348
Net change in cash and cash equivalents	(31,067)	(13,848)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	57,251	148,316
Cash, cash equivalents and restricted cash, end of period	$26,184	$134,468

Supplemental cash flow information:
Cash paid for interest	$5,727	$1,950
Cash paid for income taxes	$1,372	$3,568
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$6,209	$1,089
Cash paid for operating lease liabilities	$1,783	$1,795
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$1,236	$778
Non-compete agreements to seller in business combination	$—	$1,700
Amounts payable to seller in business combination	$600	$1,296

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA because management uses this measure as a key performance indicator, and we believe that securities analysts, investors and others use this measure to evaluate companies in our industry. Our calculation of Adjusted EBITDA may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2022 and 2021
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2022	2021
Net income	$12,168	$9,340
Interest expense, net	2,054	568
Provision for income taxes	3,955	4,600
Depreciation, depletion, accretion and amortization	17,244	12,626
Equity-based compensation expense	1,848	1,347
Management fees and expenses (1)	370	412
Settlement of legal claim and associated legal expenses (2)	—	134
Adjusted EBITDA	$37,639	$29,027

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects legal expenses associated with a settlement agreement entered into in April 2021 unrelated to the Company’s core operations.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2022 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2022
	Low	High
Net income	$17,500	$23,200
Interest expense, net	7,400	7,800
Provision for income taxes	6,100	7,900
Depreciation, depletion, accretion and amortization	68,400	69,500
Equity-based compensation expense	7,000	7,000
Management fees and expenses (1)	1,600	1,600
Settlement of legal claim and associated legal expenses (2)	—	—
Adjusted EBITDA	$108,000	$117,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects legal expenses associated with a settlement agreement entered into in April 2021 unrelated to the Company’s core operations.